UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2003

SI International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                     Other Events and Required FD Disclosure

On December 18, 2003, SI International, Inc. (the “Company”) issued a press release announcing that it had entered into a definitive agreement to acquire MATCOM International Corporation. A copy of the Company’s press release is attached as Exhibit 99.1 to this current report on Form 8-K. Such press release is incorporated by reference into this Item 5 and the foregoing description of such press release is qualified in its entirety by reference to such exhibit.

Item 7.                                     Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Financial Statements of Businesses Acquired.

Not applicable

(b)           Pro Forma Financial Statements.

Not applicable

(c)           Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued December 18, 2003 by SI International, Inc.

This press release contains various remarks about the future expectations, plans and prospects of SI International, Inc. that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  The actual results of SI International, Inc. may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the following risks and uncertainties that relate specifically to the acquisition: (i) the risk that the transaction will not be consumated, including as a result of any of the conditions precedent; (ii) the ability to obtain government approvals required for closing the acquisition; (iii) the risk that the MATCOM businesses will not be integrated successfully into SI International; (iv) the risk that the expected benefits of the acquisition may not be realized, including the realization of accretive effects for the acquisition; and (v) SI International’s increased indebtedness after the acquisition.  Other non-acquisition related risks and uncertainties include: differences between authorized amounts and amounts received by SI International under government contracts; government customers’ or prime contractor’s  failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by SI International, Inc. with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ James E. Daniel, III
James E. Daniel, III
Vice President, General Counsel and Secretary

Dated:	December 18, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release issued December 18, 2003 by SI International, Inc.